UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Transaction Implementation Agreement

On June 26, 2025, Lesaka Technologies, Inc.'s ("Lesaka") wholly owned subsidiary, Lesaka Technologies Proprietary Limited ("Lesaka SA"), entered into a Transaction Implementation Agreement (the "Transaction Implementation Agreement") with Zero Research Proprietary Limited ("Zero Research"), Bank Zero Mutual Bank ("Bank Zero"), the parties identified in Annexure A to the Transaction Implementation Agreement (being all of the shareholders of Bank Zero save for Zero Research and Naught Holdings Ltd, the "Bank Zero Sellers"), the parties listed in Annexure B to the Transaction Implementation Agreement (being all of the shareholders of Zero Research save for Naught Holdings Ltd, the "Zero Research Sellers") and Naught Holdings Ltd. Pursuant to the Transaction Implementation Agreement and subject to its terms and conditions, the parties will conclude a series of transaction steps, as follows:

(i) Two of the Bank Zero Sellers, being 3 Cuillères Proprietary Limited and Montegray Capital Proprietary Limited, will acquire the shares held by Naught Holdings Ltd in Bank Zero;

(ii) Two of the Zero Research Sellers, again being 3 Cuillères Proprietary Limited and Montegray Capital Proprietary Limited, will acquire the shares held by Naught Holdings Ltd in Zero Research;

(iii) Lesaka SA will acquire from the Bank Zero Sellers all of the shares in Bank Zero held by the Bank Zero Sellers;

(iv) Lesaka SA will subscribe for shares in Zero Research; and

(v) Zero Research will repurchase from the Zero Research Sellers all of the shares held by the Zero Research Sellers in Zero Research.

The purchase consideration payable by Lesaka SA in exchange for the relevant shares in Bank Zero (step (iii) above) and the subscription consideration payable by Lesaka SA in exchange the subscription shares (step (iv) above) will be settled through a combination of delivery of Lesaka shares of common stock and up to ZAR 91.0 million ($5.1 million) in cash. Zero Research will apply the cash and Lesaka shares received by it pursuant to implementation of step (iv) to settle the repurchase consideration due to the Zero Research Sellers pursuant to step (v). Each of 3 Cuillères Proprietary Limited and Montegray Capital Proprietary Limited will apply the Lesaka shares received by it pursuant to implementation of step (iii) and step (v) to settle the consideration due to Naught Holdings Ltd pursuant to step (i) and step (ii). Following implementation of each of these steps, and subject to the below adjustment, the Bank Zero Sellers, Zero Research Sellers and Naught Holdings Ltd will own approximately 12% of Lesaka's fully diluted shares at the time of completion of the proposed transaction. The Transaction Implementation Agreement allows a mechanism (in certain circumstances) pursuant to which the Bank Zero Sellers and the Zero Research Sellers may acquire fewer shares in Lesaka and a larger cash consideration. All amounts translated at the closing rate of $1: ZAR 17.75 as of June 25, 2025.

The Transaction Implementation Agreement includes customary interim period undertakings which required each of Zero Research and Bank Zero, among other things (i) to conduct their business in the ordinary course during the period between the execution of the Transaction Implementation Agreement and the closing of the transaction contemplated thereby, and (ii) not to engage in certain kinds of transactions during such period.

The Transaction Implementation Agreement is subject to the fulfilment of certain conditions precedent, being (i) approval from the competition authorities of South Africa; (ii) exchange control approval from the financial surveillance department of the South African Reserve Bank; (iii) notification to the Prudential Authority of the change in the direct and indirect shareholding in Bank Zero and approval from the Prudential Authority of Lesaka SA's nominees to Bank Zero's board; (iv) all approvals and consents as are needed in order to permit Bank Zero to undertake the business of consumer and merchant lending are obtained; (v) the Payment Association of South Africa ("PASA") is notified of the change in the direct and indirect shareholding of Bank Zero, and PASA does not exercise its right to require Bank Zero to re-apply for participation in payment clearing houses, terminate Bank Zero's membership to PASA, and/or enforce any other action; (vi) a services contract is concluded between Bank Zero and Hassem Prag Proprietary Limited ("Hassem Prag"), on terms to the reasonable satisfaction of Lesaka SA; (vii) approval for implementation of the transaction is obtained from each of FirstRand Bank Limited (acting through its Rand Merchant Bank division) and Investec Bank Limited (acting through its investment banking division); and (viii) there has been no unresolved material adverse change (as defined in the Transaction Implementation Agreement).

Bank Zero and Lesaka SA have agreed to implement a long-term incentive arrangement following implementation of the transaction, under which certain key executives (as defined in the Transaction Implementation Agreement) and Hassem Prag will be entitled to a to be agreed portion of a number of shares of Lesaka's shares of common stock calculated by (i) dividing ZAR 70.0 million by an agreed value (as defined in the Transaction Implementation Agreement) (the "Retention LTIP Shares") and (ii) dividing ZAR 30.0 million by such agreed value (the "Performance LTIP Shares"). The relevant Key Executive / Hassem Prag will be awarded its relevant proportion of (i) the Retention LTIP Shares if he/she remains employed by (or, the in case of Hassem Prag, remains a service provider to) Bank Zero; and (ii) the Performance LTIP Shares if certain key targets are met (or substantially met, in the discretion of Bank Zero), in each case on the third anniversary of the closing date of the transaction. The terms of the long-term incentive plan are required to be considered, and if necessary approved, by Lesaka's remuneration committee.

The Transaction Implementation Agreement includes customary seller warranty provisions, given by the Bank Zero Sellers to Lesaka SA and by the Zero Research Sellers to Zero Research, respectively, including as to (i) title in the shares sold; (ii) maintenance of Bank Zero / Zero Research's books and records; (iii) no claims or proceedings; (iv) compliance with applicable laws; (v) intellectual property used and owned by Bank Zero / Zero Research; and (vi) status of key contracts and the tax affairs of Bank Zero / Zero Research, as well as such other business warranties as are usual for a transaction of this nature. The maximum aggregate liability of the Bank Zero Sellers to Lesaka SA and of the Zero Research Sellers to Zero Research for all and any warranty claims is limited to approximately ZAR 1.0 billion ($56.3 million).  In addition, certain indemnities are given by the Bank Zero Sellers to Lesaka SA in relation to Bank Zero and by the Zero Research Sellers to Zero Research in relation to Zero Research.

Lesaka SA, at the cost of the Zero Research Sellers, has obtained warranty and indemnity insurance in respect of the foregoing and, except in the case where the actual loss exceeds loss insured under the insurance policy and  certain customary limitations and procedures are followed, claims may only be brought against the third-party underwriter(s).  The Transaction Implementation Agreement includes warranties provided by Lesaka SA to the Bank Zero Sellers and to Zero Research related to the delivery of unencumbered Lesaka shares.

The Transaction Implementation Agreement will lapse if all of the conditions precedent are not met or not waived by August 6, 2026 (or such later date as may be agreed).

Lesaka SA may, at any time prior to the Closing Date, nominate any entity "Related" to it to implement any relevant transaction step (or the transaction as a whole) in its place, in which case (subject to specific exceptions) each reference to Lesaka SA shall instead be read as a reference to such nominee.

The foregoing description of the Transaction Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Transaction Implementation Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of the parties thereto. The Transaction Implementation Agreement is not intended to provide any other factual information about the parties thereto. The assertions embodied in those representations and warranties were made for purposes of the Transaction Implementation Agreement among the parties thereto and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms thereof. In addition, such representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Transaction Implementation Agreement as characterizations of the actual state of any facts.

Item 7.01 Other Events.

Attached as Exhibit 99.1 to this report is a press release dated June 26, 2025 issued by Lesaka announcing entry into the Transaction Implementation Agreement referred to in Item 1.01.

The information provided pursuant to this Item 7.01 is "furnished" and shall not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as "may," "will," "should," "would," "will be," "will continue," "will likely result," "believe," "project," "expect," "anticipate," "intend," "estimate" and other comparable terms. These forward-looking statements include statements about future financial and operating results; benefits of the transaction to shareholders, employees and other stakeholders; potential synergies; the ability of the combined company to drive growth and expand customer relationships; the financing of the transaction and other statements regarding the transaction. Lesaka's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those expected, including but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the sale and purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including obtaining regulatory and prudential authority licensing approvals; (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that Bank Zero serves; (6) risks associated with the renegotiation of existing supplier and sponsor arrangements which could impact on timing of intended synergies; (7) the challenges, risks and costs involved with integrating the operations of Bank Zero into Lesaka, including the ability of Bank Zero to achieve profitability; and (8) Lesaka's ability to realize the anticipated benefits of the proposed acquisition, including any reduction in gross debt and any expected earnings accretion.

These forward-looking statements are also subject to other risks and uncertainties, including those more fully described in Lesaka's filings with the Securities and Exchange Commission. Lesaka undertakes no obligation to revise any of these statements to reflect future events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
2.1	Transaction Implementation Agreement, dated June 26, 2025, entered into between the parties listed in Annexure A and the parties listed in Annexure B and Lesaka Technologies Proprietary Limited and Zero Research Proprietary Limited and Bank Zero Mutual Bank and Naught Holdings Ltd.
99.1	Press Release, dated June 26, 2024, issued by Lesaka Technologies, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: July 2, 2025	By:	/s/ Dan Smith
	Name:	Daniel Luke Smith
	Title:	Group Chief Financial Officer